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                                                      Registration No. 333-_____
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                               ARVINMERITOR, INC.
             (Exact name of registrant as specified in its charter)

           INDIANA                                        33-3354643
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             --------------------

      2135 West Maple Road                                     48084-7186
          Troy, Michigan                                        (Zip Code)
(Address of principal executive offices)

                              ---------------------

                         ARVINMERITOR, INC. SAVINGS PLAN
                            (Full title of the plan)

                              ---------------------

                            Vernon G. Baker, II, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                               ArvinMeritor, Inc.
                              2135 West Maple Road
                            Troy, Michigan 48084-7186
                                 (248) 435-1000
(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES           AMOUNT           PROPOSED  MAXIMUM     PROPOSED MAXIMUM
TO BE REGISTERED              TO BE            OFFERING PRICE        AGGREGATE             AMOUNT OF
                              REGISTERED       PER SHARE (1)         OFFERING PRICE (1)    REGISTRATION FEE (1)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value       2,000,000        $ 11.50               $ 23,000,000          $ 5,750
$1 per share, and
associated preferred share
purchase rights(2)
---------------------------------------------------------------------------------------------------------------

(1) Based on the average of the high and low prices reported on the consolidated reporting system of the New York Stock Exchange on January 2, 2001, pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ArvinMeritor, Inc. Savings Plan.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents or portions thereof, which have been filed with the Securities and Exchange Commission (the "SEC"), are incorporated by reference and made a part hereof:

        Annual Report on Form 10-K of ArvinMeritor, Inc. ("ArvinMeritor" or the "Company") for the fiscal year ended September 30, 2000 (including portions of the Company's 2000 Annual Report to Shareowners and proxy statement for the Company's 2001 annual meeting of shareowners incorporated therein by reference) (File No. 1-15983).

        The information under the heading "Description of Combined Company Capital Stock" in ArvinMeritor's Registration Statement on Form S-4, as amended (Registration No. 333-36448)("Form S-4").

        All documents subsequently filed by the Company and by the ArvinMeritor, Inc. Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

        Not applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Vernon G. Baker, II, Esq., who has passed upon the legality of any newly issued Common Stock of the Company covered by this Registration Statement, is Senior Vice President, General Counsel and Secretary of the Company.


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Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Indiana Business Corporation Law permits indemnification of officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and reasonably believed that (1) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in the corporation's best interests, and (2) in all other cases, that the person's conduct was at least not opposed to the corporation's best interests. In criminal proceedings, the person must either have reasonable cause to believe the conduct was lawful or must have had no reasonable cause to believe that the conduct was unlawful. Unless the articles of incorporation provide otherwise, indemnification is mandatory in two instances: (1) a director successfully defends himself in a proceeding to which he or she was a party because he or she is or was a director of the corporation, or (2) it is ordered by a court.

        Section 8.06 of ArvinMeritor's Restated Articles of Incorporation contains provisions authorizing, to the extent permitted under the Indiana Business Corporation Law and the ArvinMeritor By-Laws, indemnification of directors and officers, including payment in advance of expenses in defending an action and maintaining liability insurance on such directors and officers. Specifically, ArvinMeritor's By-Laws provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal, by reason of the fact that such person is or was a director, officer, employee or agent of ArvinMeritor, or is or was serving at the request of ArvinMeritor as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity of or for another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity, whether or not organized or formed for profit, against expenses (including attorney's fees) and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. ArvinMeritor will pay, in advance of the final disposition of an action, the expenses reasonably incurred in defending such action by a person who may be entitled to indemnification. The Company's By-Laws also set forth particular procedures for submission and determination of claims for indemnification.

        ArvinMeritor's directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

Item 8. EXHIBITS

        4(a)    Restated Articles of Incorporation of ArvinMeritor (filed as
                Exhibit 4.01 to the Form S-4 and incorporated herein by reference).


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        4(b)    By-laws of ArvinMeritor (filed as Exhibit 4.02 to the Form S-4 and incorporated herein by reference).

        4(c) Rights Agreement, dated as of July 3, 2000, between ArvinMeritor and EquiServe Trust Company, N.A., as rights agent (filed as Exhibit 4.03 to the Form S-4 and incorporated herein by reference).

        5(a) Opinion of Vernon G. Baker, II, Esq., Senior Vice President, General Counsel and Secretary of the Company, as to the legality of any newly-issued Common Stock of the Company covered by the Registration Statement.

        5(b) In lieu of an opinion concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or a determination letter of the Internal Revenue Service (the "IRS") that the Plan is qualified under
                Section 401 of the Internal Revenue Code, the Company hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

        23(a) Consent of Vernon G. Baker, II, Esq., Senior Vice President, General Counsel and Secretary of the Company, is contained in his opinion filed as Exhibit 5(a) to this Registration Statement.

        23(b)   Consent of M. L. Murrah, Esq.

        23(c)   Consent of Deloitte & Touche LLP, independent auditors.

        24 Power of Attorney authorizing certain persons to sign the Registration Statement.


Item 9. UNDERTAKINGS.

        The Company and the Plan hereby undertake:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the

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        estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those provisions is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 8th day of January, 2001.

                                       ARVINMERITOR, INC.


                                       By: /s/ VERNON G. BAKER, II
                                           -----------------------
                                                Vernon G. Baker, II
                                                Senior Vice President,
                                                General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of January, 2001, by the following persons in the capacities indicated:


SIGNATURE                                            TITLE
---------                                            -----

Larry D. Yost*                                       Chairman of the Board and
                                                     Chief Executive Officer (principal
                                                     executive officer) and Director

V. William Hunt*                                     Vice Chairman and President and
                                                     Director

Joseph B. Anderson, Jr., Steven C. Beering           Directors
Rhonda L. Brooks, John J. Creedon,
Joseph P. Flannery, Robert E. Fowler, Jr.,
William E. George, Jr., Richard W. Hanselman,
Charles H. Harff, Don J. Kacek,
Victoria B. Jackson, James E. Marley
and Harold A. Poling*

Thomas A. Madden*                                    Senior Vice President and
                                                     Chief Financial Officer
                                                     (principal financial officer)

William M. Lowe*                                     Vice President and Controller
                                                     (principal accounting officer)

*By  /s/ VERNON G. BAKER, II
     -----------------------
     (Vernon G. Baker, II, attorney-in-fact)

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        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 8th day of January, 2001.

                                       ArvinMeritor, Inc. Savings Plan



                                       By:  /s/ RICHARD D. GREB
                                            -------------------
                                            Richard D. Greb, Plan Administrator